Exhibit 2

Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

PALE FIRE CAPITAL SICAV a.s.

Purchase of Ordinary Shares	100,000	14.0820	08/11/2025
Purchase of Ordinary Shares	46,100	13.7954	08/12/2025
Purchase of Ordinary Shares	26,300	13.9251	08/15/2025
Purchase of Ordinary Shares	30,100	14.0084	08/15/2025
Purchase of Ordinary Shares	2,000	13.2600	09/04/2025
Purchase of Ordinary Shares	2,000	13.2400	09/04/2025
Purchase of Ordinary Shares	3,840	13.2000	09/04/2025
Purchase of Ordinary Shares	9,000	13.2494	09/04/2025
Purchase of Ordinary Shares	10,000	13.2500	09/04/2025
Purchase of Ordinary Shares	300	13.2193	09/04/2025
Purchase of Ordinary Shares	25,167	13.2498	09/04/2025
Purchase of Ordinary Shares	24,300	13.4966	09/04/2025
Purchase of Ordinary Shares	20,900	13.5223	09/04/2025
Purchase of Ordinary Shares	52,600	13.4711	09/04/2025
Purchase of Ordinary Shares	10,000	13.4481	09/04/2025
Purchase of Ordinary Shares	10,000	13.4496	09/04/2025
Purchase of Ordinary Shares	290,347	13.3610	09/04/2025
Purchase of Ordinary Shares	1,000	13.3500	09/04/2025
Purchase of Ordinary Shares	144,000	13.3049	09/04/2025
Purchase of Ordinary Shares	398,300	13.3790	09/04/2025
Purchase of Ordinary Shares	256,700	13.3982	09/04/2025
Purchase of Ordinary Shares	276,038	13.4290	09/04/2025
Purchase of Ordinary Shares	144,154	13.3202	09/05/2025
Purchase of Ordinary Shares	257,152	13.3065	09/05/2025
Purchase of Ordinary Shares	14,400	13.3340	09/05/2025
Purchase of Ordinary Shares	1,700	13.4200	09/05/2025
Purchase of Ordinary Shares	6,389	13.5000	09/05/2025
Purchase of Ordinary Shares	20,000	13.5199	09/05/2025
Purchase of Ordinary Shares	51,856	13.5442	09/05/2025
Purchase of Ordinary Shares	600	13.4160	09/05/2025
Purchase of Ordinary Shares	20,000	13.4619	09/05/2025
Purchase of Ordinary Shares	30,000	13.3972	09/08/2025
Purchase of Ordinary Shares	30,000	13.3934	09/08/2025
Purchase of Ordinary Shares	2,500	13.3800	09/08/2025
Purchase of Ordinary Shares	27,500	13.3996	09/08/2025
Purchase of Ordinary Shares	1,864	13.4580	09/08/2025
Purchase of Ordinary Shares	10,200	13.4978	09/08/2025
Purchase of Ordinary Shares	11,374	13.5025	09/08/2025
Purchase of Ordinary Shares	10,000	13.4969	09/08/2025
Purchase of Ordinary Shares	4,656	13.5000	09/08/2025
Purchase of Ordinary Shares	10,000	13.3988	09/08/2025
Purchase of Ordinary Shares	5,000	13.3981	09/08/2025
Purchase of Ordinary Shares	5,000	13.4414	09/08/2025